UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2005

SEGMENTZ, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49606	03-0450326
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

429 Post Road, P.O. Box 210, Buchanan, MI 49107

(Address of principal executive offices – zip code)

(269) 695-4920

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OF DISPOSTION OF ASSETS

On August 12, 2005, Segmentz, Inc. (“Segmentz”) entered into an agreement with Bullet Freight Systems & Logistics, Inc., Pedro Betancourt and Maggie Betancourt to sell certain assets of approximately $169,000 in value and provide a $200,000 line of credit for two years at a rate of 6%, which is secured by accounts receivables. Bullet Freight Systems & Logistics, Inc., Pedro Betancourt and Maggie Betancourt will pay Segmentz the fair market value of the assets sold through a $33,000, six year term note at a rate of 6% and 160,000 shares of Segmentz, Inc. common stock.

Copies of the following documents are attached hereto as exhibits 10.1 through 10.4: Asset Purchase Agreement, Loan Agreement, Line of Credit Agreement and Security Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statement Information

The Disposed Assets are not significant as defined in the SEC Regulations and therefore Financial Information is not required.

(b) Pro Forma Financial Information

The Disposed Assets are not significant as defined in the SEC Regulations and therefore Pro Forma Financial Information is not required.

(c)	Exhibits

10.1	Asset Purchase Agreement between Segmentz, Inc., and Bullet Freight Systems & Logistics, Inc., Pedro Betancourt and Maggie Betancourt, dated August 12, 2005.

10.2	Loan Agreements between Segmentz, Inc., and Bullet Freight Systems & Logistics, Inc., Pedro Betancourt and Maggie Betancourt, dated August 12, 2005.

10.3	Bill of Sale between Segmentz, Inc., and Bullet Freight Systems & Logistics, Inc., Pedro Betancourt and Maggie Betancourt, dated August 12, 2005.

10.4	Security Agreement between Segmentz, Inc., Bullet Freight Systems & Logistics, Inc., Pedro Betancourt and Maggie Betancourt, dated August 12, 2005.

99.1	Press Release dated August 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: August 15, 2005